Exhibit 99.2


                              FUTRONIX GROUP, INC.
               SUMMARY YEARLY PROFORMA OPERATING STATEMENT/BUDGET
                 CONSOLIDATED** FOR THE FISCAL YEARS 2002 - 2004

      Projected                   2002                2003               2004        ACCUMULATIVE
      ---------                ----------          ----------         ----------     ------------
REVENUES - INTERNAL GROWTH      9,163,440          13,968,900         19,810,890       42,943,230

REVENUES - EXTERNAL GROWTH      3,959,700          11,354,200         12,915,540       28,229,440
                               ----------          ----------         ----------       ----------

TOTAL REVENUES                 13,123,140          25,323,100         32,726,430       71,172,670

COGS                            8,679,355          16,628,518         21,601,976       46,909,849
                               ----------          ----------         ----------       ----------

GROSS PROFIT                    4,443,785           8,694,582         11,124,454       24,262,821

TOTAL EXPENSES                  2,724,073           3,736,580          4,127,001       10,587,654

CORPORATE OVERHEAD                848,327           1,124,760          1,124,760        3,097,847
                               ----------          ----------         ----------       ----------
EBITDA                            871,385           3,833,242          5,872,693       10,577,320